Exhibit 10.11

FORM OF

AMENDMENT NO. 1

TO THE

NORTH PENN BANK

EMPLOYEE STOCK OWNERSHIP PLAN

This Amendment to the North Penn Bank Employee Stock Ownership Plan (the “ESOP”), executed on this          day of                     , 2007, by North Penn Bank (the “Bank”).

WHEREAS, the Board of Directors of the Bank adopted the ESOP, effective as of June 1, 2005, and amended and restated the ESOP effective as of September 5, 2006; and

WHEREAS, the Board of Directors of the Bank desires to amend the ESOP vesting schedule in accordance with the Pension Protection Act of 2006 and to further clarify the dividend and voting provisions of the ESOP; and

WHEREAS, Section 16.1 of the ESOP provides for the amendment of the ESOP from time to time.

NOW, THEREFORE, BE IT RESOLVED, that the Plan shall be, and hereby is, amended as follows, effective as of the closing date of the conversion of North Penn Bancorp, Inc.:

First Change

Section 6.5(a) of the ESOP shall be deleted in its entirety and replaced with the following:

(a) Any cash dividends or distributions paid on shares of Company Stock allocated to Participants’ Company Stock Accounts and remitted to the Trust Fund shall, in the discretion of the Plan Administrator and prior to the close of the Plan Year in which paid, be either applied to repayment of an outstanding Acquisition Loan concerning the Company Stock upon which the dividend or distribution is received, distributed to Participants in cash, or invested by the Trustee.” Such dividends or distributions shall be applied first to principal, and then to interest, on the outstanding Acquisition Loan.

Second Change

Section 7.1(a) of the ESOP shall be deleted in its entirety and replaced with the following:

(a) Subject to the provisions of Section 7.2 and 9.5, the portion of a Participant’s Account relating to Company Contributions described in Section 5.1 that is vested

(nonforfeitable) on any specified date shall be determined on the basis of his or her Years of Service in accordance with the following schedule:

Years of Service	Vested Percentage
Less than 2	0
2	20%
3	40%
4	60%
5	80%
6	100%

Third Change

Section 12.7 of the ESOP shall be deleted in its entirety and replaced with the following:

12.7 VOTING OF COMPANY STOCK AND TENDER OFFERS

The Trustee shall generally vote all shares of Company Stock held in the Trust in accordance with the provisions of this Section 12.7.

(a)	Shares of Company Stock which have been allocated to Participants’ Accounts shall be voted by the Trustee in accordance with the Participants’ written instructions.

(b)	Shares of Company Stock which have been allocated to Participants’ Accounts but for which no written instructions have been received by the Trustee regarding voting shall be voted by the Trustee in a manner calculated to most accurately reflect the instructions the Trustee has received from Participants regarding voting shares of allocated Company Stock. Shares of unallocated Company Stock shall also be voted by the Trustee in a manner calculated to most accurately reflect the instructions the Trustee has received from Participants regarding voting shares of allocated Company Stock. Notwithstanding the preceding two sentences, all shares of Company Stock which have been allocated to Participants’ Accounts and for which the Trustee has not timely received written instructions regarding voting and all unallocated shares of Company Stock must be voted by the Trustee in a manner determined by the Trustee to be solely in the best interests of the Participants and Beneficiaries.

(c)	In the event no shares of Company Stock have been allocated to Participants’ Accounts at the time Company Stock is to be voted, each Participant shall be deemed to have one share of Company Stock allocated to his Accounts for the sole purpose of providing the Trustee with voting instructions.

(d)	Whenever such voting rights are to be exercised, the Company and the Trustee shall see that all Participants and Beneficiaries are provided with the same notices and other materials as are provided to other holders of the Company Stock, and are provided with adequate opportunity to deliver their instructions to the Trustee regarding the voting of Company Stock allocated to their Accounts or deemed allocated to their Accounts for purposes of voting. The instructions of the Participants with respect to the voting of shares of Company Stock shall be confidential.

(e)	In the event of a tender offer, Company Stock shall be tendered by the Trustee in the same manner set forth above regarding the voting of Company Stock.

IN WITNESS WHEREOF, the Bank has adopted this Amendment to the North Penn Bank Employee Stock Ownership Plan and caused this instrument to be executed by its duly authorized officer as of the above date.

ATTEST	NORTH PENN BANK

For the Entire Board of Directors

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